UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 9, 2009
Municipal Mortgage & Equity, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (443) 263-2900
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 1, 2009, Municipal Mortgage & Equity, LLC filed a current Report on Form 8-K discussing the First Amendment of the Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation)(the “Agreement”). Attached to the Form 8-K was an Exhibit 9.01 containing an incorrect version of the Fourth Amendment. Exhibit 9.01 of the Form 8-K contained incorrect information on financial reporting requirements and contained incorrect representations and warranties. This Form 8-K/A is being filed to correct the errors in Exhibit 9.01. Set forth in Exhibit 10.01 of this Form 8-K/A is the correct version of the Fourth Amendment. Except for the correction of the errors referenced above, this Form 8-K/A does not update, modify or amend any disclosure set forth in the Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
First Amendment dated June 26, 2009 of the Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC
July 9, 2009	By:	/s/ Michael L. Falcone
		Name:	Michael L. Falcone
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.01	First Amendment dated June 26, 2009 of the Fourth Amended and Completely Restated Loan Agreement dated as of February 23, 2007 by and among Synovus Bank (formerly, United Bank and Trust), MMA Capital Corporation, MMA Mortgage Investment Corporation, MMA Construction Finance, LLC, Municipal Mortgage & Equity, LLC, MMA Financial Holdings, Inc. and MMA Financial, Inc. (formerly, MuniMae Investment Services Corporation).